UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 10, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Closing Agreement and First Amendment to Purchase and Sale Agreement

As previously reported, on February 27, 2014, EXLP Operating LLC, our wholly-owned subsidiary (“EXLP Operating”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with MidCon Compression, L.L.C. (“MidCon”) to acquire from MidCon natural gas compression assets, including 334 compression units with a total horsepower of approximately 440,000, a tract of real property and the facility located thereon (the “Real Property”), a fleet of vehicles, personal property and parts inventory (collectively, the “MidCon Assets”), for approximately $360.5 million (the “2014 MidCon Acquisition”). The Purchase Agreement is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on March 5, 2014.

On April 10, 2014, EXLP Operating and MidCon entered into a Closing Agreement and First Amendment to Purchase and Sale Agreement (the “Purchase Agreement Amendment”), amending the Purchase Agreement to, among other things, (i) provide that the closing of the MidCon Acquisition would occur on April 10, 2014, (ii) add additional compression units, parts inventory, vehicles and tools and equipment to the MidCon Assets, (iii) increase the purchase price by $260,000, and (iv) provide that the Real Property would be acquired at a specified later date (the “Real Property Closing Date”), and that the portion of the purchase price attributable to the Real Property (approximately $1.2 million) would be withheld at the closing and paid at such Real Property Closing Date.

The foregoing summary of the Purchase Agreement Amendment is qualified in its entirety by reference to the Purchase Agreement Amendment, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Third Amendment to Third Amended and Restated Omnibus Agreement

In connection with the completion of the 2014 MidCon Acquisition, on April 10, 2014, Exterran Partners, L.P. entered into a Third Amendment to Third Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with Exterran Holdings, Inc. (“EXH”), Exterran Energy Solutions, L.P. (“EESLP”), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”) and EXLP Operating LLC (“EXLP Operating”).  The omnibus agreement governs several relationships between us and EXH, including:

1.              Certain agreements not to compete between us and our affiliates, on the one hand, and EXH and its affiliates, on the other hand;

2.              EXH’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run our business and our obligation to reimburse EXH for the provision of such services, subject to certain limitations;

3.              The terms under which we, EXH and our respective affiliates may transfer compression equipment;

4.              The terms under which we may purchase newly-fabricated compression equipment from EXH’s affiliates;

5.              EXH’s licensing of certain intellectual property to us, including our and EXH’s logos; and

6.              Our obligation to indemnify EXH for certain liabilities, and EXH’s obligation to indemnify us for certain liabilities.

The omnibus agreement and its prior amendments are hereby incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on August 4, 2011, Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 7, 2012 and Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on May 2, 2013.  The description of the omnibus agreement and its prior amendments is incorporated by reference to our Current Report on Form 8-K filed on June 13, 2011, our Current Report on Form 8-K filed on March 13, 2012 and our Current Report on Form 8-K filed on April 3, 2013.

Under the omnibus agreement, EXH provides all operational staff, corporate staff and support services reasonably necessary to run our business. EXH allocates the costs of such services to us; however, the omnibus agreement caps our obligation to reimburse EXH for any cost of sales that it incurs in the operation of our business and any selling, general and administrative (“SG&A”) costs allocated to us. The Omnibus Amendment amends the omnibus agreement to, among other things, increase the cap on SG&A costs allocable from EXH to us based on such costs incurred by EXH on our behalf and any such costs incurred directly by us or our subsidiaries from $15.0 million per quarter to $17.7 million per quarter. Unless extended, the cost of sales cap and the SG&A cap will terminate on December 31, 2014.

Each of the parties to the omnibus agreement, other than EXH, is a direct or indirect subsidiary of EXH. As a result, certain individuals, including officers of EXH and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. Also, EXH holds an approximate 34.5% limited partner interest in us through its subsidiaries and an approximate 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On April 10, 2014, we completed the 2014 MidCon Acquisition for an adjusted purchase price of approximately $361.6 million (which does not include approximately $1.2 million to be paid at the Real Property Closing Date, as discussed in Item 1.01 above). As a part of this transaction, EXLP Operating directed MidCon to sell approximately $8.2 million of the MidCon Assets, including a fleet of vehicles, personal property and parts inventory, to EESLP. On the Real Property Closing Date, EESLP will pay approximately $1.2 million in exchange for the Real Property. EXLP Operating’s portion of the purchase price for the 2014 MidCon Acquisition was thus approximately $353.4 million.

We funded the purchase price for the 2014 MidCon Acquisition with the net proceeds from our previously-reported public offering of common units, which was completed on April 2, 2014, and a portion of the net proceeds from our previously-reported private placement of 6% Senior Notes due 2022, which was completed on April 7, 2014.

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(b) Pro Forma Financial Information

The financial statements required by Items 9.01(a) and 9.01(b) were included in Item 9.01 of our Current Report on Form 8-K/A filed on March 21, 2014.

(d) Exhibits

Exhibit No.	Description

2.1	Closing Agreement and First Amendment to Purchase and Sale Agreement, dated April 10, 2014, between EXLP Operating LLC and MidCon Compression, L.L.C.*

*                                         Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

April 15, 2014	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Closing Agreement and First Amendment to Purchase and Sale Agreement, dated April 10, 2014, between EXLP Operating LLC and MidCon Compression, L.L.C.*

*                                         Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.